SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 30, 2020
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SCIENTIFIC INDUSTRIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive, Suite 102
Bohemia, New York 11716
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(Address of principal executive offices)

(631) 567-4700
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 20120, Altamira Instruments, Inc. (the “Company”), a Delaware corporation and a wholly-owned subsidiary of Scientific Industries, Inc., entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Beijing JWGB Sci. & Tech. Co., Ltd, a corporation formed under the laws of the People’s Republic of China (the “Purchaser”) pursuant to which the Company agreed to sell and the Purchaser agreed to purchase substantially all of the assets of the Company. Such assets consisted primarily of fixed assets, inventory, technology and know-how, and customer lists. The aggregate consideration to be paid is $440,000, of which $200,000 was paid in cash at closing, $100,000 is payable pursuant to an unsecured promissory note bearing zero interest payable by December 31, 2020 and $140,000 is payable pursuant to an unsecured promissory note bearing zero interest payable by January 31, 2021. The Purchase Agreement contains customary conditions, representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.

The Company intends to conduct an orderly shutdown of the Catalyst Research Instruments Operations by the end of December 2020.

The foregoing description of the Purchase Agreement and promissory notes are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 2.1,10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Disclosures under Item 1.01 above are incorporated hereunder in their entirety.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of November 30, 2020 between Altamira Instruments, Inc. and Beijing JWGB Sci. & Tech. Co., Ltd
10.1	$100,000 Promissory Note payable on December 31, 2020
10.2	$140,000 Promissory Note payable on January 31, 2021

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: December 1, 2020	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer